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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-204216

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	11,500,000	$25.00	$287,500,000	$33,321.25

Common Shares, par value $.01 per share	(3)	(3)	(3)	(3)

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933. Payment of the registration fee to the SEC for the securities is being made by the registrant on a "pay-as-you-go" basis, using the current SEC filing fee rate of $115.90 per million.

(2)
The securities being offered under this prospectus supplement relate to unsold securities previously registered on Form S-3 (Registration Statement No. 333-180791) (the "Prior Registration Statement"), as filed with the SEC on April 18, 2012 and no filing fee is payable. As of the date hereof, the registrant has not sold $483,089,505 of the securities registered pursuant to the Prior Registration Statement (the "Unsold Securities"), resulting in an unused registration fee of $52,151.26. In accordance with Rule 415(a)(6) under the Securities Act the foregoing fee paid on unsold securities is applied to the fee due hereunder. Pursuant to Rule 415(a)(6), this "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the current registration statement on Form S-3ASR filed with the SEC on May 15, 2015 (File No. 333-204216) to continue the offering of unsold securities initially registered under the Prior Registration Statement.

(3)
There are also being registered hereby an indeterminate number of common shares into which the 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock may be converted. Pursuant to Rule 457(i) under the Securities Act of 1933, there is no filing fee payable with respect to the shares of common stock issuable upon conversion of the 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock because no additional consideration will be received in connection with any conversion.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 15, 2015)

10,000,000 Shares

Two Harbors Investment Corp.

7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

We are offering 10,000,000 shares of our 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, or the Series B Preferred Stock. Holders of Series B Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, July 27, 2027 at a fixed rate equal to 7.625% per annum of the $25.00 per share liquidation preference (equivalent to $1.90625 per annum per share) and (ii) from and including July 27, 2027, at a floating rate equal to three-month LIBOR plus a spread of 5.352% per annum. Dividends will be payable quarterly in arrears on the 27th day of April, July, October and January of each year, when and as declared, beginning on October 27, 2017 (long first dividend period). Dividends will accumulate and be cumulative from, and including, the date of original issuance of the Series B Preferred Stock.

The Series B Preferred Stock is not redeemable by us prior to July 27, 2027, except under circumstances where it is necessary to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after July 27, 2027, we may, at our option, redeem any or all of the shares of the Series B Preferred Stock at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series B Preferred Stock within 120 days after the first date on which such Change of Control occurred at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into shares of our common stock, par value $0.01 per share, or our common stock, in connection with a Change of Control by the holders of Series B Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series B Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series B Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
5.0813, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

The Series B Preferred Stock has not been rated. No current market exists for the Series B Preferred Stock. We intend to apply to list the shares of the Series B Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol "TWO PRB". If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series B Preferred Stock. Our common stock is traded on the NYSE, under the symbol "TWO."

There are restrictions on transfer and ownership of the Series B Preferred Stock intended to, among other purposes, preserve our qualification as a REIT. Please see the sections entitled "Description of the Series B Preferred Stock—Restrictions on Transfer and Ownership," in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of Series B Preferred Stock generally do not have any voting rights.

Investing in the Series B Preferred Stock involves certain risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in the Series B Preferred Stock.

	Per Share	Total
Public offering price(1)	$25.00	$250,000,000
Underwriting discounts and commissions(2)	$0.7875	$7,875,000
Proceeds, before expenses, to us.	$24.2125	$242,125,000

(1)
Assumes no exercise of the underwriters' over-allotment option.

(2)
See "Underwriting" for a description of compensation payable to the underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option to purchase a maximum of 1,500,000 additional shares of Series B Preferred Stock solely to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Delivery of the shares of the Series B Preferred Stock will be made on or about July 19, 2017, only in book-entry form through The Depository Trust Company.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	J.P. Morgan	Keefe, Bruyette & Woods

A Stifel Company

The date of this prospectus supplement is July 12, 2017.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide you. Neither we nor the underwriters have authorized anyone to provide you with information that is different. None of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you constitutes, or may be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference is accurate only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement contains specific information about us and the terms on which we are offering and selling the Series B Preferred Stock. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our debt securities, our common stock and other information you should know before investing. This prospectus supplement also adds, updates, and changes information contained in the accompanying prospectus. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in the accompanying prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase our Series B Preferred Stock, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        When used in this prospectus supplement, the terms "Two Harbors," "company," "issuer," "registrant," "we," "our," and "us" refer to Two Harbors Investment Corp. and its consolidated subsidiaries, unless otherwise specified.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein, contain not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and that are subject to the safe harbors created by such sections. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "target," "believe," "intend," "seek," "plan," "goals," "future," "likely," "may," and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, the information referred to under the caption "Risk Factors" in this prospectus supplement. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.

        Important factors, among others, that may affect our actual results include:

  •
  changes in interest rates and the market value of our target assets;

  •
  changes in prepayment rates of mortgages underlying our target assets;

  •
  the occurrence, extent and timing of credit losses within our portfolio;

  •
  our exposure to adjustable-rate and negative amortization mortgage loans underlying our target assets;

S-ii

  •
  the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers;

  •
  the concentration of the credit risks to which we are exposed;

  •
  legislative and regulatory actions affecting our business;

  •
  the availability and cost of our target assets;

  •
  the availability and cost of financing for our target assets, including repurchase agreement financing, lines of credit, revolving credit facilities and financing through the Federal Home Loan Bank of Des Moines, or the FHLB;

  •
  declines in home prices;

  •
  increases in payment delinquencies and defaults on the mortgages comprising and underlying our target assets;

  •
  changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale;

  •
  changes in the values of securities we own and the impact of adjustments reflecting those changes on our consolidated statements of comprehensive income (loss) and balance sheets, including our stockholders' equity;

  •
  our ability to generate cash flow from our target assets;

  •
  our ability to effectively execute and realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue;

  •
  changes in the competitive landscape within our industry, including changes that may affect our ability to attract and retain personnel;

  •
  our exposure to legal and regulatory claims, penalties or enforcement activities, including those arising from our involvement in securitization transactions and ownership and management of mortgage servicing rights, or MSR;

  •
  our exposure to counterparties involved in mortgage loan transactions and our MSR business and our ability to enforce representations and warranties made by them;

  •
  our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee the activities of our subservicers;

  •
  the state of commercial real estate markets, including the demand for commercial loans;

  •
  our decision to contribute our portfolio of commercial real estate assets to Granite Point Mortgage Trust Inc. ("Granite Point") and our anticipated distribution of Granite Point shares to the holders of our common stock after the expiration of a lock-up period;

  •
  the timing of our special pro rata dividend of common stock of Granite Point to our common stockholders;

  •
  our ability to successfully diversify our business into new asset classes, and manage the new risks to which they may expose us;

  •
  our ability to manage various operational and regulatory risks associated with our business;

  •
  interruptions in or impairments to our communications and information technology systems;

  •
  our ability to maintain appropriate internal controls over financial reporting;

S-iii

  •
  our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio;

  •
  our ability to maintain our REIT qualification for U.S. federal income tax purposes; and

  •
  limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

        All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. Before you make an investment decision, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference, may adversely affect us.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our Series B Preferred Stock. You should read this entire prospectus supplement, including the Risk Factors, and the accompanying prospectus, together with the information incorporated by reference herein and therein, including the risk factors, financial data and related notes, before making an investment decision.

Our Company

        Two Harbors Investment Corp. is a Maryland corporation focused on investing in, financing and managing residential mortgage-backed securities, or RMBS, mortgage servicing rights, or MSR and other financial assets, which we collectively refer to as our target assets. We operate as a real estate investment trust, or REIT, as defined under the Internal Revenue Code of 1986, as amended, or the Code.

        We are externally managed and advised by PRCM Advisers LLC, or PRCM Advisers, which is a wholly owned subsidiary of Pine River Capital Management L.P., or Pine River, a global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors.

        Our objective is to provide attractive risk-adjusted total return to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We selectively acquire and manage an investment portfolio of our target assets, which is constructed to generate attractive returns through market cycles. We focus on asset selection and implement a relative value investment approach across various sectors within the mortgage market. Our target assets include the following:

  •
  Agency RMBS, meaning RMBS whose principal and interest payments are guaranteed by the Government National Mortgage Association (or Ginnie Mae), the Federal National Mortgage Association (or Fannie Mae), or the Federal Home Loan Mortgage Corporation (or Freddie Mac);

  •
  Non-Agency RMBS, meaning RMBS that are not issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

  •
  MSR; and

  •
  Other financial assets comprising approximately 5% to 10% of the portfolio.

        We seek to deploy moderate leverage as part of our investment strategy. We generally finance our RMBS through short- and long-term borrowings structured as repurchase agreements and advances from the Federal Home Loan Bank of Des Moines, or the FHLB. We also finance our MSR through revolving credit facilities.

        On June 28, 2017, we acquired 76.5% of the outstanding common stock of Granite Point Mortgage Trust Inc. ("Granite Point") in a formation transaction that closed concurrently with the closing of the initial public offering ("IPO") of Granite Point common stock. For a more detailed description of the formation transaction see "—Recent Developments" in this prospectus supplement. Granite Point was formed to continue and expand the commercial real estate lending business established by Two Harbors in 2015 and will focus primarily on directly originating, investing in and managing senior commercial mortgage loans and other debt and debt-like commercial real estate investments. Our shares of Granite Point are subject to a 120-day lock-up period following the closing of the IPO, after which we expect to distribute shares to the holders of our common stock by means of a special pro rata dividend. Holders of our preferred stock, including holders of our Series B Preferred Stock, will not receive this special pro rata dividend. For so long as it remains a majority-owned subsidiary, financial information for Granite Point and its subsidiaries will be included in our consolidated financial statements.

        We have elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we are required to meet certain investment and operating tests and annual distribution requirements. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders, do not participate in prohibited transactions and maintain our intended qualification as a REIT. However, certain activities that we may perform may cause us to earn income which will not be qualifying income for REIT purposes. We have designated certain of our subsidiaries as taxable REIT subsidiaries, or TRSs, as defined in the Code, to engage in such activities, and we may form additional TRSs in the future. We also operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

        Our headquarters are located at 590 Madison Avenue, 36th Floor, New York, New York 10022 and our telephone number is (612) 629-2500. We maintain a website at www.twoharborsinvestment.com; however, the information found on our website is not a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

        On June 22, 2017, Two Harbors Operating Company LLC ("Two Harbors LLC"), our wholly owned subsidiary, entered into a Contribution Agreement among Granite Point, Granite Point Operating Company LLC, a subsidiary of Granite Point, and, for certain limited purposes, Two Harbors, pursuant to which Two Harbors LLC agreed to contribute all of the equity interests in TH Commercial Holdings LLC ("THCH") to Granite Point and to take certain other actions in connection with the formation transaction (the "Formation Transaction") contemplated to occur simultaneously with the closing of the IPO of Granite Point common stock. Under the Contribution Agreement, Two Harbors agreed to contribute $651 million in equity interests to Granite Point, comprised of our portfolio of commercial real estate assets of approximately $1.8 billion, related secured indebtedness of approximately $1.2 billion and net working capital of approximately $0.1 billion, subject to a post-closing adjustment.

        Concurrent with the closing of the IPO on June 28, 2017, Two Harbors LLC contributed its membership interests in THCH to Granite Point and received in exchange 33,071,000 shares of Granite Point's common stock, which represent approximately 76.5% of the outstanding stock of Granite Point after the IPO. The shares received by Two Harbors LLC are subject to a 120 day lock-up period following the closing of the IPO, after which we anticipate that we will distribute the shares to our common stockholders by means of a special pro rata dividend, subject to the discretion and approval of our Board of Directors and in compliance with applicable securities laws. The holders of our preferred stock, including holders of our Series B Preferred Stock, will not receive shares of Granite Point in this dividend. In connection with the Granite Point IPO, we also agreed, subject to certain conditions, to purchase up to $20 million of Granite Point common stock in the open market at designated prices pursuant to a share purchase program that will extend for a period commencing four full calendar weeks after the IPO and ending on the earlier of the date on which all the capital committed to the plan has been exhausted or the date preceding the ex-dividend date associated with our declaration of the pro rata distribution of Granite Point's common stock to our stockholders, but no later than December 31, 2017. We do not intend to distribute any shares we acquire through the share purchase program to stockholders as part of the special dividend.

        In connection with the Formation Transaction, the Management Agreement dated as of October 28, 2009 (as subsequently amended) among us, Two Harbors LLC and PRCM Advisers LLC was amended to revise the definition of "Stockholders' Equity" to exclude from such amount the consolidated stockholders' equity of Granite Point and its subsidiaries as well as the outstanding principal balance of the promissory note received by us upon a sale of Granite Point preferred shares.

        Our GAAP book value per diluted common share was $9.91 at March 31, 2017. Adjusting for the common and preferred stock dividends we announced on June 15, 2017, we estimate that there will be no meaningful change in our book value as of June 30, 2017. Due to our controlling ownership interest in Granite Point, we will consolidate Granite Point on our GAAP financial statements until such time as the shares we received are distributed to our stockholders. During the consolidation period, we will reflect a noncontrolling interest on our financial statements for the portion of equity and net income not attributable to us.

THE OFFERING

        The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For purposes of this this section, references to "we," "our," "us" and "Two Harbors" refer to Two Harbors Investment Corp. and not to its subsidiaries. For a more detailed description of the securities, see "Description of the Series B Preferred Stock" in this prospectus supplement and "Description of Capital Stock—Shares of Preferred Stock" in the accompanying prospectus.

        In this prospectus supplement, (i) our "Junior Stock" means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (ii) our "Parity Stock" means our 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock par value $0.01 per share, or the Series A Preferred Stock, our Series B Preferred Stock and any class or series of stock issued by us in the future that by its terms ranks on parity with the Series A Preferred Stock and Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our "Senior Stock" means any class or series of stock we may issue in the future that by its terms ranks senior to the Parity Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term "stock" does not include our 6.25% Convertible Senior Notes due 2022 issued January 19, 2017 (the "2022 Notes") or any convertible or exchangeable debt securities we may issue in the future.

Issuer	Two Harbors Investment Corp., a Maryland Corporation
Securities Offered

10,000,000 shares of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (plus up to an additional 1,500,000 shares of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock that we will issue and sell in the event the underwriters exercise their over-allotment option).

Dividends

Holders of Series B Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, July 27, 2027 (the "Fixed Rate Period") at a fixed rate equal to 7.625% per annum of the $25.00 per share liquidation preference (equivalent to $1.90625 per annum per share) and (ii) from and including July 27, 2027 (the "Floating Rate Period"), at a floating rate equal to three-month LIBOR plus a spread of 5.352% per annum.

Dividends will be payable quarterly in arrears on the 27th day of April, July, October and January of each year (each, a "dividend payment date"), when and as declared, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. However, if the postponement would cause the dividend payment date to fall in the next calendar month during the Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be July 19, 2017. The first dividend is scheduled to be paid on October 27, 2017 (long first dividend period) in the amount of $0.51892 per share and will be paid to the persons who are the holders of record of the Series B Preferred Stock at the close of business on the corresponding record date fixed by our board of directors in accordance with the articles supplementary designating the Series B Preferred Stock.

No Maturity

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under "—Conversion Rights." We are not required to set apart for payment the funds to redeem the Series B Preferred Stock.

Optional Redemption

The Series B Preferred Stock is not redeemable by us prior to July 27, 2027, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes and except as described below under "—Special Optional Redemption" upon the occurrence of a Change of Control (as defined herein). On and after July 27, 2027, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. Please see the section entitled "Description of the Series B Preferred Stock—Redemption—Optional Redemption."

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described below under "—Conversion Rights" with respect to the shares of Series B Preferred Stock called for redemption. Please see the section entitled "Description of the Series B Preferred Stock—Redemption" in this prospectus supplement.

A "Change of Control" is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless we have exercised our right to redeem the Series B Preferred Stock in whole or part, as described above under "—Optional Redemption" or "—Special Optional Redemption," prior to the Change of Control Conversion Date) to convert some or all of the shares of Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series B Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

• 5.0813, or the Share Cap, subject to adjustments to the Share Cap for any splits, including those effected by distributions, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series B Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled "Description of the Series B Preferred Stock—Conversion Rights."

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, holders of Series B Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any payment is made to the holders of our common stock and the holders of any other Junior Stock we may issue in the future. Please see the section entitled "Description of the Series B Preferred Stock—Liquidation Preference."

Ranking	The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock and any other Junior Stock we may issue in the future;
• on a parity with our Series A Preferred Stock and any other Parity Stock we may issue in the future;
• junior to any Senior Stock we may issue in the future; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

As of March 31, 2017, our total consolidated indebtedness (excluding trade payables and unfunded commitments) was $20.5 billion, all of which ranks senior to the Series B Preferred Stock.
As of March 31, 2017, we had preferred stock with a liquidation preference of $143.8 million outstanding, all of which ranks pari passu to the Series B Preferred Stock.
Voting Rights

Holders of Series B Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Stock for six or more full quarterly Dividend Periods (as defined herein) (whether or not consecutive), the holders of Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and all other classes or series of our preferred stock we may issue in the future ranking on parity with the Series B Preferred Stock and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends accumulated on the Series B Preferred Stock for all past Dividend Periods and the then current Dividend Period.

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and all other classes or series of our preferred stock we may issue in the future ranking on parity with the Series B Preferred Stock upon which like voting rights have been conferred and are exercisable (and which have been adversely impacted in the case of the second bullet point below), is required for us to:

• authorize, create or increase the authorized or issued amount of any class or series of Senior Stock; or

•

amend, alter or repeal any provision of our charter (including the articles supplementary designating the Series B Preferred Stock) so as to materially and adversely affect any rights of the Series B Preferred Stock. However, if any such change would materially and adversely affect the rights, preferences, privileges or voting rights of the Series B Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class) will also be required.

Among other things, we may, without a vote of the holders of Series B Preferred Stock, issue additional shares of Series B Preferred Stock and we may authorize and issue additional classes or series of Parity Stock, including the Series A Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to transmit through our website at http://www.twoharborsinvestment.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a "large accelerated filer" within the meaning of the Exchange Act.

Listing

No current market exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol "TWO PRB". If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series B Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series B Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restrictions on Transfer and Ownership

In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. These provisions may restrict the ability of a holder of Series B Preferred Stock to convert such stock into our common stock as described above under "—Conversion Rights." Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances. Please see the sections entitled "Description of the Series B Preferred Stock—Restrictions on Transfer and Ownership" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Book Entry and Form

The Series B Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Use of Proceeds

We expect that the net proceeds from the Series B Preferred Stock offering will be approximately $241,775,000 (or approximately $278,093,750 if the underwriters exercise their option to purchase additional shares to cover over-allotments, if any, in full) after deducting the underwriting discounts and commissions and our estimated offering expenses payable by us. We intend to use the net proceeds from this offering to purchase our target assets, including RMBS, MSR and other financial assets, in each case subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification, and for general corporate purposes. See "Use of Proceeds." We do not intend to use any proceeds of this offering to acquire the target investments of Granite Point and its subsidiaries.

U.S. Federal Income Tax Considerations

For a discussion of the material U.S. federal income tax considerations of purchasing, owning and disposing of the Series B Preferred Stock and any common stock received upon conversion of the Series B Preferred Stock, please see the sections entitled "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement and "U.S. Federal Income Tax Considerations" in the accompanying prospectus.

Risk Factors

An investment in the Series B Preferred Stock involves a high degree of risk, and prospective investors should carefully consider the matters discussed under "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

RISK FACTORS

        Investing in the Series B Preferred Stock involves risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report on Form 10-K and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the Series B Preferred Stock. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the Series B Preferred Stock. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series B Preferred Stock.

 Risks Related to the Series B Preferred Stock

The Series B Preferred Stock ranks junior to our existing and future indebtedness and any Senior Stock we may issue in the future, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

        The Series B Preferred Stock ranks junior to all of our existing and future indebtedness and any Senior Stock we may issue in the future and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. In the event of our bankruptcy, liquidation or dissolution or the winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred Stock only after all of our indebtedness and other liabilities have been paid. In addition, the Series B Preferred Stock would effectively rank junior to all indebtedness and other liabilities of any existing or future subsidiaries. Such subsidiaries are or would be separate legal entities and have or will have no legal obligation to pay any amounts to us in respect of dividends due on the Series B Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred Stock then outstanding. We may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series B Preferred Stock.

        Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock in one or more classes or series. Prior to this offering, we issued 5,750,000 shares of Series A Preferred Stock. Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from our authorized but unissued shares of stock, preferred stock in such classes or series as our board of directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series B Preferred Stock or other Parity Stock would dilute the interests of the holders of Series B Preferred Stock, and the issuance of any Senior Stock or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock offered hereby. Other than the limited conversion rights afforded to holders of Series B Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading "Description of the Series B Preferred Stock—Conversion Rights," none of the provisions relating to the Series B Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, so long as the rights of the holders of Series B Preferred Stock are not materially and adversely affected.

        We currently have and, after this offering, will continue to have a significant amount of indebtedness. As of March 31, 2017, our total consolidated indebtedness (excluding trade payables and unfunded commitments) was $20.5 billion in the form of repurchase agreements, FHLB advances, borrowings under revolving credit facilities, collateralized borrowings in securitization trusts and convertible senior notes.

This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness or the Series B Preferred Stock. In addition, we and our subsidiaries may be able to incur substantial additional indebtedness in the future, which could make it more difficult for us to satisfy our obligations with respect to the Series B Preferred Stock.

We are a holding company with minimal independent operations. Our ability to make payments on the Series B Preferred Stock depends on the performance of our subsidiaries and their ability to make distributions to us.

        As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to pay dividends on, redeem or pay the liquidation preference on our Series B Preferred Stock is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the Series B Preferred Stock when due. Furthermore, we guaranty many of the obligations of our subsidiaries, including certain indebtedness of our subsidiaries, and such guarantees may require us to provide substantial funds or assets to our subsidiaries, or their creditors at a time when we need liquidity to fund our own obligations, including our obligations with respect to the Series B Preferred Stock.

The Series B Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series B Preferred Stock, and the Series B Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series B Preferred Stock or that we may elect to obtain a rating of our Series B Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series B Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series B Preferred Stock.

        Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series B Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series B Preferred Stock. No report of any rating agency is incorporated by reference herein.

We may not be able to pay dividends or other distributions on the Series B Preferred Stock.

        Under Maryland law, no distributions on stock may be made if, after giving effect to the distribution, (i) the corporation would not be able to pay the indebtedness of the corporation as such indebtedness becomes due in the usual course of business or (ii) except in certain limited circumstances when distributions are made from net earnings, the corporation's total assets would be less than the sum of the corporation's total liabilities plus, unless the charter provides otherwise (which our charter does, with respect to the Series A Preferred Stock and Series B Preferred Stock), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. There can be no guarantee that we will have sufficient cash to pay dividends on the Series B Preferred Stock. Further, no assurance can be given that we will be able to continue to make distributions to our stockholders in the future. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series A Preferred Stock, the Series B Preferred Stock, any other Parity Stock that we may issue in the future and on our common stock, to pay our indebtedness or to fund our other liquidity needs.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

        Upon the occurrence of a Change of Control, each holder of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock held by such holder as described under "Description of the Series B Preferred Stock—Redemption—Optional Redemption" or "Description of the Series B Preferred Stock—Redemption—Special Optional Redemption," in which case such holder will have the right only with respect to shares of Series B Preferred Stock that are not called for redemption) to convert some or all of such holder's Series B Preferred Stock into shares of our common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series B Preferred Stock prior to July 27, 2027, we have a special optional redemption right to redeem the Series B Preferred Stock in the event of a Change of Control, and holders of Series B Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled "Description of the Series B Preferred Stock—Redemption—Special Optional Redemption" and "Description of the Series B Preferred Stock—Conversion Rights."

        If we do not elect to redeem the Series B Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided to the holders of our Series B Preferred Stock, the holders of Series B Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined below)) equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $4.92 per share (which is 50% of the per share closing sale price of our common stock reported on the NYSE on July 11, 2017), subject to adjustment in certain circumstances, the holders of Series B Preferred Stock will receive a maximum of 5.0813 shares of our common stock per share of Series B Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series B Preferred Stock.

        In addition, the Change of Control conversion feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control transaction under circumstances that otherwise could provide the holders of Series B Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

Our charter, including the articles supplementary designating the Series B Preferred Stock, contains restrictions upon transfer and ownership of our stock, which may impair the ability of holders to acquire the Series B Preferred Stock or convert Series B Preferred Stock into our common stock.

        Our charter, including the articles supplementary designating the Series B Preferred Stock, contains restrictions on transfer and ownership of our stock intended to, among other purposes, assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. Our charter provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. See "Description of the Series B Preferred Stock—Restrictions on Transfer and Ownership of Stock" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus. You should consider these ownership limitations prior to your purchase of the Series B Preferred Stock. No holder of Series B Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of shares of our common stock would cause the holder to exceed any of the limitations on ownership and transfer contained in our charter. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series B Preferred Stock.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

        From and including July 27, 2027, the dividend rate for the Series B Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the Floating Rate Period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

        Although the actual three-month LIBOR on a dividend payment date or at other times during a Dividend Period (as defined herein) may be higher than the three-month LIBOR on the applicable Dividend Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Dividend Determination Date for such Dividend Period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Series B Preferred Stock from July 27, 2027.

We may issue additional shares of Series A Preferred Stock, Series B Preferred Stock and additional series of preferred stock that rank on parity with or senior to the Series B Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

        The issuance of additional shares of Series A Preferred Stock, Series B Preferred Stock and additional series of preferred stock on parity with or senior to the Series B Preferred Stock, which we are permitted to do under Maryland law and our charter without a vote of the holders of Series B Preferred Stock, would dilute the interests of the holders of the Series B Preferred Stock, and any issuance of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. In addition, although holders of Series B Preferred Stock are entitled to limited voting rights, as described in "Description of the Series B Preferred Stock—Voting Rights," with respect to such matters, subject to certain exceptions, the Series B Preferred Stock will vote as a class with Series A Preferred Stock and all other classes or series of preferred stock that we may issue in the future upon which like voting rights have been conferred and are exercisable. As a result, generally, the voting rights of holders of Series B Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue in the future may be able to control or significantly influence the outcome of any vote. Future issuances and sales of Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock, the Series B Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

As a holder of Series B Preferred Stock, you will have limited voting rights.

        Your voting rights as a holder of Series B Preferred Stock will be limited. Our common stock is the only class of our securities that currently carries full voting rights. Holders of Series B Preferred Stock may vote only (i) to elect, voting together as a single class, with holders of our Parity Stock having similar voting rights, including holders of Series A Preferred Stock, two additional directors to our board of directors in the event that six full quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, (ii) on amendments to our charter, including the articles supplementary designating the Series B Preferred Stock, that materially and adversely affect the rights of the holders of Series B Preferred Stock or (iii) to authorize or create, or increase the authorized or issued amount of, additional classes or series of Senior Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have any voting rights. See "Description of the Series B Preferred Stock—Voting Rights" in this prospectus supplement.

The market price of the Series B Preferred Stock could be substantially affected by various factors.

        The market price of the Series B Preferred Stock will depend on many factors, which may change from time to time, including:

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of the Series B Preferred Stock;

  •
  trading prices of common and preferred equity securities issued by REITs and other similar companies;

  •
  the annual yield from distributions on the Series B Preferred Stock as compared to yields on other financial instruments;

  •
  general economic and financial market conditions;

  •
  geopolitical or regulatory events affecting us or the financial markets generally;

  •
  government action or regulation;

  •
  our financial condition, performance and prospects and those of our competitors;

  •
  changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

  •
  our issuance, if any, of additional preferred equity securities or the incurrence of debt; and

  •
  actual or anticipated variations in our quarterly operating results and those of our competitors.

        As a result of these and other factors, investors who purchase the Series B Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series B Preferred Stock, including decreases unrelated to our operating performance or prospects.

The Series B Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

        The Series B Preferred Stock is a new issue of securities and currently no market exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE. However, we cannot assure you that the Series B Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series B Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series B Preferred Stock and, in any event, a trading market on the NYSE for the Series B Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. Certain of the underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series B Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of Series B Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series B Preferred Stock. As a result, the ability to transfer or sell the Series B Preferred Stock and the amount you receive upon any sale or transfer of the Series B Preferred Stock could be adversely affected.

Future offerings of debt or equity securities may adversely affect the market price of the Series B Preferred Stock.

        Future issuances and sales of Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

        If we decide to issue debt or Senior Stock in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions that will restrict our operating flexibility. Additionally, we may issue additional shares of our common stock or other instruments convertible into our common stock that may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock. Furthermore, the conversion of some or all of such instruments may result in dilution to owners of the Series B Preferred Stock, and any sales in the public market of shares of our common stock issuable upon any conversion could adversely affect prevailing market prices of our common stock or the Series B Preferred Stock. In addition, any anticipated issuance and sale of substantial amount of our common stock or anticipated conversion of securities into shares of our common stock could depress the price of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of Series B Preferred Stock bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

If our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will likely be materially adversely affected.

        Other than in connection with a Change of Control, the Series B Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series B Preferred Stock and receive stated dividends on the Series B Preferred Stock when, as and if authorized by our board of directors and declared and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series B Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will likely be materially adversely affected.

We have not established a minimum distribution payment level and no assurance can be given that we will be able to make distributions to our stockholders in the future at current levels or at all.

        We are generally required to distribute to our stockholders at least 90% of our REIT taxable income (determined, for this purpose, without regard to the dividends-paid deduction and excluding net capital gain) each year for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments.

        We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

        We intend to continue to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described herein or incorporated by reference herein. All distributions will be made, subject to Maryland law, at the discretion of our board of directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions.

        Although we have made, and anticipate continuing to make, quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any future distributions to our stockholders, and such determination will depend on our earnings, financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to continue to pay distributions to our stockholders:

  •
  our ability to make profitable investments, including with respect to the investment of the net proceeds from this offering and our other debt and equity offerings;

  •
  margin calls or other expenses that reduce our cash flow;

  •
  defaults in our asset portfolio or decreases in the value of our portfolio; and

  •
  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

        As a result, no assurance can be given that we will be able to continue to make distributions to our stockholders in the future or that the level of any future distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

The allocation of the net proceeds of this offering among our target assets, and the timing of the deployment of these proceeds is subject to, among other things, then prevailing market conditions and the availability of target assets.

        Our allocation of the net proceeds of this offering among our target assets is subject to our investment guidelines and our REIT qualification. PRCM Advisers will make determinations as to the percentage of the net proceeds of this offering that will be invested in each of our target assets and the timing of the deployment of the net proceeds of this offering. These determinations will depend on then prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, PRCM Advisers may decide to use the net proceeds of this offering to pay down our short-term debt or to invest the net proceeds in interest-bearing short-term investments, including funds which are consistent with our REIT election. These investments are expected to provide a lower net return than we seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly dividends out of such net proceeds.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering totaling approximately $241,775,000, after deducting underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, our net proceeds from the offering will be approximately $278,093,750, after deducting underwriting discounts and commissions and estimated offering expenses.

        We intend to use the net proceeds from this offering to purchase our target assets, including RMBS, MSR and other financial assets, in each case subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification, and for general corporate purposes. We do not intend to use any proceeds of this offering to acquire the target investments of Granite Point and its subsidiaries. PRCM Advisers will make determinations as to the percentage of the net proceeds of this offering that will be invested in each of our target assets and the timing of deployment of the net proceeds of this offering. These determinations will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, PRCM Advisers may decide to use the net proceeds to pay off our short-term debt or invest the net proceeds in interest-bearing short-term investments, including funds which are consistent with our REIT election. These investments are expected to provide a lower net return than we seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly dividends out of such net proceeds.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Three Months Ended March 31	Year Ended December 31,
(dollars in thousands)	2017	2016	2015	2014	2013	2012
Income from continuing operations before income taxes	$47,469	$365,581	$475,720	$93,401	$659,451	$245,197
Fixed charges (interest expenses and preferred stock dividends)	$75,441	$221,895	$142,186	$107,450	$100,407	$72,106
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.6	2.6	4.3	1.9	7.6	4.4

(1)
The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing income from continuing operations before income taxes by fixed charges. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of our interest expense. Preferred Stock dividends consist of pre-tax amounts required to pay dividends in respect of our Series A Preferred Stock. No amounts have been included in fixed charges for preferred stock dividends for our Series A Preferred Stock as none had been declared as of March 31, 2017 because the first dividend payment date is July 27, 2017.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2017, on:

  •
  an actual basis;

  •
  an as adjusted basis to reflect the completion of the Formation Transaction for Granite Point and the IPO;

  •
  an as further adjusted basis to reflect the issuance and sale of the Series B Preferred Stock offered hereby.

        You should read this table together with "Use of Proceeds" in this prospectus supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 incorporated by reference in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2017
	Actual(1)	As Adjusted	As further adjusted for this offering(2)
	(Dollars in thousands)
Debt:
Repurchase agreements	$13,640,720	$13,640,720	$13,640,720
Collateralized borrowings in securitization trust, at fair value	2,941,990	2,941,990	2,941,990
Federal Home Loan Bank advances	3,571,762	3,571,762	3,571,762
Revolving credit facilities	15,000	15,000	15,000
6.25% convertible senior notes due January 15, 2022(3)	287,500	287,500	287,500

Total debt	$20,456,972	$20,456,972	$20,456,972

Stockholders' equity:
Common Stock, par value $0.01 per share; 900,000,000 shares authorized, and 348,913,014 shares issued and outstanding(4)	$3,489	$3,489	$3,489
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized and 5,750,000 shares issued and outstanding on an actual basis (liquidation preference of $143,750) and 15,750,000 shares issued and outstanding on a further adjusted basis (liquidation preference of ($393,750))	138,872	138,872	380,647
Additional paid in capital	3,664,020	3,664,020	3,664,020
Accumulated other comprehensive income	272,989	272,989	272,989
Cumulative earnings	2,110,018	2,110,018	2,110,018
Cumulative distributions to stockholders	(2,586,827)	(2,586,827)	(2,586,827)

Total stockholders' equity	$3,602,561	$3,602,561	$3,844,336

Noncontrolling interests(5)	—	181,275	181,275

Total equity	$3,602,561	$3,783,836	$4,025,611

Total capitalization	$24,059,533	$24,240,808	$24,482,583

(1)
Does not include 52,760 net shares of our common stock issued between March 31, 2017 and July 11, 2017.

(2)
Does not include the underwriters' over-allotment option to purchase up to an additional 1,500,000 shares of Series B Preferred Stock offered hereby.

(3)
Excludes deferred costs. The carrying value for the 2022 Notes as of March 31, 2017 was $282,262,684.

(4)
Does not include 32,667,590 shares of common stock reserved for issuance upon conversion of the notes sold in the offering of the 2022 Notes, 30,947,248 shares of common stock reserved for issuance upon conversion of the Series A Preferred Stock or 50,813,000 shares of common stock reserved for issuance upon conversion of the Series B Preferred Stock offered hereby assuming no exercise of the underwriters' overallotment option.

(5)
Reflects the issuance of 10,000,000 shares of Granite Point common stock at $19.50 per share in the Granite Point IPO, after deducting underwriting discounts and commissions and estimated offering costs and does not include the underwriters' overallotment option to purchase an additional 1,500,000 shares of Granite Point common stock.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

        This description of certain terms of the Series B Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series B Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series B Preferred Stock, our bylaws and Maryland law. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

General

        Pursuant to our charter, we are currently authorized to designate and issue up to 50,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or Series and, subject to the limitations prescribed by our charter and Maryland law, with such terms of each class or series of preferred stock, including preferences, conversion or other rights, voting power, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption and the number of shares constituting any class or series, as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, we have 5,750,000 shares of Series A Preferred Stock issued and outstanding.

        In connection with this offering, our board of directors and a committee of the board will, as permitted by our charter and Maryland law, classify and designate a new series of preferred stock with the rights set forth herein consisting of shares designated as the 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to herein as the Series B Preferred Stock, by adopting and filing the articles supplementary with the State Department of Assessments and Taxation of Maryland. Subsequent to the completion of this offering, we will have available for issuance 32,750,000 authorized but undesignated and unissued shares of preferred stock (assuming that the underwriters exercise their option to purchase additional shares of Series B Preferred Stock in full). Our board of directors may, without the approval of holders of Series A Preferred Stock, Series B Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares.

        We intend to apply to list the shares of the Series B Preferred Stock on the NYSE under the symbol "TWO PRB." If the application is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series B Preferred Stock.

        The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred Stock will be Wells Fargo Shareowner Services.

Maturity

        The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under "—Conversion Rights." We are not required to set apart for payment the funds to redeem the Series B Preferred Stock.

Ranking

        The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and any other Junior Stock we may issue in the future;

  •
  on a parity with our Series A Preferred Stock and any other Parity Stock we may issue in the future;

  •
  junior to any Senior Stock we may issue in the future; and

  •
  effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends

        Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series B Preferred Stock during the Fixed Rate Period will be 7.625% of the $25.00 per share liquidation preference per annum (equivalent to $1.90625 per annum per share). During the Floating Rate Period, dividends on the Series B Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 5.352%. Dividends on the Series B Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 27th day of April, July, October and January of each year (each, a "dividend payment date"); provided that if any dividend payment date is not a business day, as defined in the articles supplementary designating the Series B Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. However, if the postponement would cause the dividend payment date to fall in the next calendar month during the Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding business day. The first dividend on the Series B Preferred Stock is scheduled to be paid on October 27, 2017 (long first Dividend Period), in the amount of $0.51892 per share. During the Fixed Rate Period, any dividend payable on the Series B Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, any dividend payable on the Series B Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the Board of Directors (each, a "dividend record date"). The dividends payable on any dividend payment date shall include dividends accumulated to, but excluding, such dividend payment date.

        For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) ("Three-Month LIBOR Rate") will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:

  •
  LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on "Reuters Page LIBOR01" at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

  •
  if no such rate appears on "Reuters Page LIBOR01" or if the "Reuters Page LIBOR01" is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by us do not quote rates in the manner described above, the Three-Month LIBOR Rate for the applicable Dividend Period will be the same as for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period.

        "Dividend Determination Date" means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.

        "Dividend Period" means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series B Preferred Stock to, but excluding, October 27, 2017.

        "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

        No dividends on shares of Series B Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under "Risk Factors—We may not be able to pay dividends or other distributions on the Series B Preferred Stock" for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series B Preferred Stock.

        Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

        Future dividends on our common stock and preferred stock, including the Series B Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series B Preferred Stock or what the actual dividends will be for any future period.

        Except as noted below, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue in the future) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or Parity Stock we may issue in the future and no other distribution may be declared or made upon our common stock or other Junior Stock or Parity Stock we may issue in the future. In addition, our common stock and other Junior Stock or Parity Stock we may issue in the future may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue in the future or pursuant to an exchange offer made on the same terms to all holders of Series B Preferred Stock and all Parity Stock we may issue in the future). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any Parity Stock we may issue in the future, all dividends declared upon the Series B Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue in the future; and the holders of Series B Preferred Stock will not be entitled to any further payment.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and any Parity Stock we may issue in the future, then the holders of Series B Preferred Stock and such Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. As of the date of this prospectus supplement, we have 5,750,000 shares of Series A Preferred Stock outstanding.

        Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series B Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.

Redemption

        The Series B Preferred Stock is not redeemable by us prior to July 27, 2027, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see "—Restrictions on Transfer and Ownership" below and "Restrictions on Ownership and Transfer" in the accompanying prospectus) and except as described below under "—Special Optional Redemption" upon the occurrence of a Change of Control (as defined herein).

        Optional Redemption.    On and after July 27, 2027, we may, at our option, upon not less than 30 nor more than 60 days' notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days' notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above under "—Optional Redemption" or this special optional redemption right), the holders of Series B Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under "—Conversion Rights" with respect to the shares called for redemption.

        A "Change of Control" is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or the Nasdaq Stock Market.

        Redemption Procedures.    In the event we elect to redeem Series B Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series B Preferred Stock called for redemption at such holder's address as it appears on our stock records and will state the following:

  •
  the redemption date;

  •
  the number of shares of Series B Preferred Stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

  •
  whether such redemption is being made pursuant to the provisions described above under "—Optional Redemption" or "—Special Optional Redemption";

  •
  if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

  •
  if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series B Preferred Stock being so called for redemption will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and that each share of Series B Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed (or the method of determining such number). No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock, except as to the holder to whom notice was defective or not given.

        Holders of shares of Series B Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series B Preferred

Stock, those shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series B Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series B Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise permitted in our charter, we will redeem the requisite number of shares of Series B Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See "—Restrictions on Transfer and Ownership" in this prospectus supplement and in accompanying prospectus under the heading "Restrictions on Ownership and Transfer."

        Immediately prior to any redemption of Series B Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

        Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series B Preferred Stock may be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue in the future or pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and all Parity Stock, if any); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series B Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter.

        Subject to applicable law, we may purchase shares of Series B Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series B Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock held by such holder as described above under "—Redemption," in which case such holder will have the right only with respect to shares of Series B Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series B

Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock (the "Common Stock Conversion Consideration") equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the "Conversion Rate"); and

  •
  5.0813, or the "Share Cap," subject to certain adjustments as described below.

        Notwithstanding anything in the articles supplementary designating the Series B Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series B Preferred Stock to be converted.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series B Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series B Preferred Stock will receive upon conversion of such shares of the Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration"). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the "Conversion Consideration."

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

        We will not issue fractional shares of our common stock upon the conversion of the Series B Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

        Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series B Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series B Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Stock Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series B Preferred Stock, holders of Series B Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series B Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

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  the name and address of the paying agent, transfer agent and conversion agent for the Series B Preferred Stock;

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  the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series B Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

  •
  the last date on which holders of Series B Preferred Stock may withdraw shares of Series B Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

        Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series B Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series B Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

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  the relevant Change of Control Conversion Date;

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  the number of shares of Series B Preferred Stock to be converted; and

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  that the shares of the Series B Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series B Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series B Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

        The "Common Stock Price" is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but excluding, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but excluding, the date on which such Change of Control occurred.

        Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

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  the number of withdrawn shares of Series B Preferred Stock;

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  if certificated shares of Series B Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

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  the number of shares of Series B Preferred Stock, if any, which remain subject to the holder's conversion notice.

        Notwithstanding the foregoing, if any shares of Series B Preferred Stock are held in book-entry form through The Depository Trust Company ("DTC") or a similar depositary (each, a "Depositary"), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock, as described above under "—Redemption," in which case only the shares of Series B Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," as applicable.

        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series B Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such shares of the Series B Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder. Please see the sections entitled "—Restrictions on Transfer and Ownership" below and "Restrictions on Ownership and Transfer" in the accompanying prospectus.

        The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See "Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us."

        Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

        Holders of Series B Preferred Stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue in the future and upon which like voting rights have been conferred and are exercisable) and the holders of Series B Preferred Stock, voting as a single class with holders of the Series A Preferred Stock and the holders of all other classes or series of Parity Stock we may issue in the future and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 20% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and all other classes or series of preferred stock we may issue in the future and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series B Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders the Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series B Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. If we fail to call the above special meeting within 20 days of receiving proper notice, any holder of our Series B Preferred Stock (or any other series of our preferred stock upon which like voting rights have been conferred and are exercisable) may call such a meeting at our expense solely for the election of such additional directors. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series B Preferred Stock (voting together as a single class with the Series A Preferred Stock and the holders of all other classes or series of preferred stock we may issue in the future and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series B Preferred Stock and the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series B Preferred Stock when they have the voting rights described in this paragraph and any other classes or series of preferred stock we may issue in the future and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors' right to hold the office terminates as described above, whichever occurs earlier.

        On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when the Series A Preferred Stock and shares of any other class or series of preferred stock we may issue in the future have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series B Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of Series B Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series B Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.

        Any director elected by holders of shares of Series B Preferred Stock, the holders of shares of Series A Preferred Stock and any class or series of preferred stock we may issue in the future upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock, Series A Preferred Stock and any class or series of preferred stock we may issue in the future when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue in the future upon which like voting rights have been conferred and are exercisable).

        So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time, voting together as a single class with the shares of Series A Preferred Stock and all classes or series of Parity Stock we may issue in the future and upon which like voting rights have been conferred and are exercisable (and which have been adversely impacted in the case of clause (ii) below), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock (each, an "Event"); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series B Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series B Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series B Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences, privileges or voting rights of the Series B Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class) shall also be required.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.

        Except as expressly stated in the articles supplementary designating the Series B Preferred Stock, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series B Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series B Preferred Stock.

Information Rights

        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to transmit through our website at www.twoharborsinvestment.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a "large accelerated filer" within the meaning of the Exchange Act.

Restrictions on Transfer and Ownership

        In order to ensure that we remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. These provisions may restrict the ability of a holder of Series B Preferred Stock to convert such stock into our common stock as described above under "—Conversion Rights." Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Preemptive Rights

        No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Book-Entry Procedures

        All interests in the global securities certificates representing the shares of the Series B Preferred Stock will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Series B Preferred Stock. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. So long as DTC's nominee is the registered owner of the global securities certificates, that nominee will be considered the sole owner and holder of the shares of the Series B Preferred Stock represented by those certificates for all purposes. Except as provided below, owners of beneficial interests in the certificates will not be entitled to have shares of the Series B Preferred Stock registered in their names; will not receive or be entitled to receive physical, certificated shares of the Series B Preferred Stock; and will not be considered the owners or holders of the shares of the Series B Preferred Stock for any purpose. As a result, each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York State banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC's records. You will be considered to be the "beneficial owner" of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant's holdings of shares of Series B Preferred Stock in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends on the Series B Preferred Stock will be made directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of additional U.S. federal income tax considerations applicable to "U.S. Holders" or "Non-U.S. Holders" (as such terms are defined below) relating to the purchase, ownership and disposition of the Series B Preferred Stock offered pursuant to this prospectus supplement and our common stock into which the Series B Preferred Stock may be converted. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the "Treasury Regulations"), rulings and other administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section.

        This summary is limited to beneficial owners of Series B Preferred Stock that purchase Series B Preferred Stock in this offering at the initial offering price and that will hold the Series B Preferred Stock as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under other U.S. federal tax laws (such as estate and gift tax laws) or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all of the tax considerations that may be applicable to U.S. Holders' particular circumstances or to U.S. Holders that may be subject to special tax rules under the U.S. federal income tax laws, such as, for example, financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Series B Preferred Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction, persons deemed to sell the Series B Preferred Stock under the constructive sale provisions of the Code, entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities, and investors in such entities.

        The U.S. federal income tax treatment of us as a REIT and of holders of our Series B Preferred Stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our Series B Preferred Stock will depend on the holder's particular tax circumstances. If you are considering purchasing Series B Preferred Stock, you are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other federal tax laws, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

Consequences to Holders of the Series B Preferred Stock

        The following is a summary of the general U.S. federal income tax consequences that will apply to holders of the Series B Preferred Stock. For purposes of this discussion, a "U.S. Holder" means a beneficial owner of Series B Preferred Stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        For purposes of this discussion, a "Non-U.S. Holder" means a beneficial owner of Series B Preferred Stock that is neither a U.S. Holder nor an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes. If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Series B Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you are urged to consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Series B Preferred Stock to you.

Taxation of Owners of Series B Preferred Stock Generally

        The accompanying prospectus, under the heading "U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders" describes in general the tax treatment of distributions that we make in respect of shares of our capital stock and the tax consequences that arise from the sale or disposition of shares of our capital stock, which discussion generally applies to holders of Series B Preferred Stock. The discussion below supplements the discussion set out in the accompanying prospectus with respect to an investment in Series B Preferred Stock.

Redemption of Series B Preferred Stock

        The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of Series B Preferred Stock can only be determined on the basis of particular facts as to each holder at the time of redemption. In general, a holder of Series B Preferred Stock will recognize capital gain or loss from the disposition of such stock measured by the difference between the amount received upon the redemption (less any portion thereof attributable to dividend arrearage, which will be taxable as a dividend to the extent of our current or accumulated earnings and profits) and such holder's adjusted tax basis in the Series B Preferred Stock redeemed if such redemption (i) results in a "complete termination" of the holder's interest in all classes of our stock under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the holder's interest in our stock under Section 302(b)(2) of the Code (which should not be the case if only Series B Preferred Stock is redeemed, since it generally does not have voting rights), or (iii) is "not essentially equivalent to a dividend" with respect to the holder of Series B Preferred Stock under Section 302(b)(1) of the Code.

        In applying these tests, there must be taken into account not only the Series B Preferred Stock owned by the holder, but also such holder's ownership of our common stock and any options (including stock purchase rights) to acquire any of the foregoing. The holder of Series B Preferred Stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code. If a particular holder of Series B Preferred Stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock, then based upon current law, it is probable that the redemption of Series B Preferred Stock from such a holder would be considered "not essentially equivalent to a dividend." However, whether a redemption is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of Series B Preferred Stock intending to rely on any of these tests at the time of redemption should consult the holder's own tax advisor to determine their application to the holder's particular situation.

        If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the Series B Preferred Stock will be treated as a dividend on the Series B Preferred Stock to the extent of our current or accumulated earnings and profits (with any excess treated first as a tax-free return of capital that reduces the holder's tax basis in its shares and, once that basis has been reduced to zero, as capital gain from the disposition of the shares). If the redemption proceeds are taxed as a dividend, the holder's adjusted tax basis in the Series B Preferred Stock will be transferred to any other stock held by the holder. If the holder of Series B Preferred Stock owns none of our other stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

        Proposed Treasury Regulations would alter the method for recovering a holder's adjusted tax basis in any of our Series B Preferred Stock redeemed in a dividend equivalent redemption. Under the Proposed Treasury Regulations, a holder would be treated as realizing a capital loss on the date of the dividend equivalent redemption of all of our Series B Preferred Stock actually owned by the holder equal to the adjusted tax basis of such stock redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the holder's ceasing to actually or constructively own any of our stock. In addition, the Proposed Treasury Regulations would require any basis reduction associated with the return-of-capital portion of redemption to be applied on a share-by-share basis, which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the return-of-capital portion of the redemption distribution. The Proposed Treasury Regulations would be effective for transactions that occur after the date the Proposed Treasury Regulations are published as Final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such Proposed Treasury Regulations will ultimately be finalized.

Conversion of Series B Preferred Stock

        Subject to the discussion below, assuming that Series B Preferred Stock will not be converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for U.S. federal income tax purposes upon the conversion of our Series B Preferred Stock into common stock. Thus, the basis that a holder will have for tax purposes in the common stock received will be equal to the adjusted basis the holder had in the Series B Preferred Stock converted (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash) and, provided that the Series B Preferred Stock was held as a capital asset, the holding period for the common stock received (including fractional shares deemed received) will include the holding period for the Series B Preferred Stock redeemed or converted. A holder will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder's adjusted basis allocable to such fractional share.

        If a conversion occurs when there is a dividend arrearage on the Series B Preferred Stock and the fair market value of the common stock exceeds the issue price of the Series B Preferred Stock, a portion of the common stock received might be treated as a distribution subject to the rules discussed in the accompanying prospectus with respect to cash distributions (including, in the case of Non-U.S. Holders, 30% withholding tax on ordinary dividends).

        A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of the Series B Preferred Stock into our common stock, provided the Series B Preferred Stock does not constitute a United States real property interest ("USRPI") and there is no dividend arrearage on the Series B Preferred Stock. It is not currently anticipated that shares of Series B Preferred Stock will constitute USRPIs. However, we cannot assure you that they will not become USRPIs.

        Even if the Series B Preferred Stock does constitute a USRPI, a Non-U.S. Holder generally will not recognize gain or loss upon a conversion of the Series B Preferred Stock into our common stock provided that our common stock also constitutes USRPI and certain reporting requirements related to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") are satisfied. If the Series B Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, a conversion of Series B Preferred Stock for our common stock will be treated as a taxable exchange. Such a taxable exchange will likely be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. Holder's common stock received over such

Non-U.S. Holder's adjusted basis in its Series B Preferred Stock. Collection of such tax may be enforced by a refundable withholding tax at a rate of 15% of the value of our common stock received.

        If a U.S. or Non-U.S. Holder receives alternative consideration (in lieu of shares of our common stock) in connection with the conversion of the Series B Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on a number of factors, including the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Holders should consult their tax advisors regarding the federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon such conversion.

Delayed Implementation Date for Withholding Taxes on Certain Foreign Accounts

        On September 18, 2015, the Internal Revenue Service issued a notice ("Notice") with respect to the FATCA provisions discussed in "U.S. Federal Income Tax Considerations—Other U.S. Federal Income Tax Withholding and Reporting Requirements" in the Prospectus. This Notice extended the date on which withholding begins for gross proceeds, including proceeds of sale, withholding from after December 31, 2016 to after December 31, 2018. Prospective investors are urged to consult their tax advisors regarding all aspects of the FATCA provisions.

Recent Legislation Modified Several of the Rules Applicable to REITs

        On December 18, 2015, the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans from Tax Hikes Act of 2015 (the "PATH Act"), was signed into law. The PATH Act modified a number of important rules regarding the taxation of REITs and their stockholders, including, among others, the following rules described below. The rules in the PATH Act were enacted with different effective dates, some of which are retroactive. Prospective investors are urged to consult theirs tax advisors regarding the implications of the PATH Act.

        Reduction in Permissible Holdings of the Securities of Taxable REIT Subsidiaries.    For taxable years beginning after 2017, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

        Prohibited Transaction Safe Harbor.    Certain alternative tests for satisfying the rules contained in the safe harbor provisions, under which certain sales of real estate assets will not be treated as prohibited transactions, have been added by the PATH Act.

        Modification to Preferential Dividend Rules.    For distributions in taxable years beginning after 2014, the preferential dividend rules do not apply to "publicly offered REITs." A "publicly offered REIT" means a REIT which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company is a publicly offered REIT.

        Limitations on Designation of Dividends by REITs.    The aggregate amount of dividends that the Company may designate as qualified dividends or capital gain dividends with respect to any taxable year beginning after 2015 cannot exceed the dividends actually paid by us during such year.

        Debt Instruments of Publicly Offered REITs and Mortgages Treated as Real Estate Assets.    Debt instruments issued by publicly offered REITs (as defined above) will be treated as real estate assets for purposes of the 75% asset test. Income from such debt instruments is qualifying income for purposes of the 95% income test, but it is not qualifying income for purposes of the 75% income test. Under a new asset test, not more than 25% of the value of the Company's assets can consist of debt instruments of publicly offered REITs unless it would otherwise be treated as a real estate asset. These provisions are effective for taxable years beginning after 2015.

        Asset and Income Test Clarification Regarding Ancillary Personal Property.    Under current law, rent attributable to personal property which is leased under, or in connection with, a lease of real property, is treated as rents from real property for purposes of the 95% and 75% income tests if the rent attributable to the personal property for the taxable year does not exceed 15% of the total rent for the year for such real and personal property. The PATH Act provides that, for taxable years beginning after 2015, personal property leased in connection with a lease of real property will be treated as a real estate asset for purposes of the 75% asset test only to the extent that rents attributable to such personal property meets the 15% test described above. In addition, for taxable years beginning after 2015, debt secured by a mortgage on both real and personal property will qualify as a real estate asset for purposes of the 75% asset test, and interest on such debt will be qualifying income for purposes of both the 95% and 75% income tests, if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing the debt.

        Hedging Provisions.    For taxable years beginning after 2015, certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of will not be included in income for purposes of the 95% and 75% income tests.

        Modification of REIT Earnings and Profits Calculation.    The PATH Act modified the special earnings and profits rules in the Code to ensure that stockholders, for taxable years after 2015, will not be treated as receiving dividends from a REIT that exceed the earnings and profits of the REIT.

        Treatment of Certain Services Provided by Taxable REIT Subsidiaries.    For taxable years beginning after 2015, a 100% excise tax is imposed on "redetermined TRS service income," which is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of, its associated REIT and which would otherwise be increased on distribution, apportionment, or allocation under the Code (i.e., as a result of a determination that the amount of income to be paid for such services was not set at arm's length).

        Exceptions from FIRPTA for Certain REIT Stock Gains and Distributions.    On or after December 18, 2015, the disposition of stock of a publicly traded REIT is not treated, under the Foreign Investment in Real Property Tax Act ("FIRPTA"), as a United States real property interest in the hands of a person who has not held more than 10% of the stock of such REIT during the applicable testing period. Similarly, on or after December 18, 2015, a distribution by a publicly traded REIT is not treated, under FIRPTA, as gain from the disposition of a United States real property interest for a person who has not held more than 10% of the stock of such REIT during the applicable testing period.

        Stock of a REIT held (directly or through partnerships) by a "qualified shareholder" will not be a United States real property interest, and capital gain dividends from such a REIT will not be treated as gain from the sale of a United States real property interest, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholders owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an "applicable investor," the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of United States real property interests. For these purposes, a "qualified shareholder" is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a "qualified collective investment vehicle,' and maintains records on the identity of certain 5% owners. A "qualified collective investment vehicle" is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT's stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distribution to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. These changes apply to dispositions and distributions on or after December 18, 2015.

        Determination of Domestically Controlled REIT Status.    In determining whether a REIT is domestically controlled, the REIT may presume that holders of less than 5% of a class of stock regularly traded on an established securities market in the United States are U.S. persons throughout the testing period, except to the extent that the REIT has actual knowledge to the contrary. In addition, any stock in the REIT held by another REIT that is publicly traded will be treated as held by a non-U.S. person unless the other REIT is domestically controlled, in which case the stock will be treated as held by a U.S. person. Finally, any stock in a REIT held by another REIT that is not publicly traded will be treated as held by a U.S. person to the extent that U.S. persons hold the other REIT's stock. These provisions were effective as of December 18, 2015.

        FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds.    "Qualified foreign pension funds" and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a "qualified foreign pension fund" is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. This provision is effective for dispositions and distributions occurring after December 18, 2015.

        Increase in Rate of FIRPTA Withholding.    For sales of United States real property interests occurring after February 16, 2016, the FIRPTA withholding rate for dispositions of United States real property interests and certain distributions increases from 10% to 15%.

Recent Legislation May Alter who Bears the Liability in the Event a Partnership is audited and an Adjustment is Assessed

        On November 2, 2015, the Bipartisan Budget Act of 2015 was signed into law. Among other things, the Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships (such as any partnership of which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under the new rules, the partnership itself must pay any "imputed underpayments," consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them.

        The new rule generally does not apply to audits of taxable years beginning before January 1, 2018, and many of the details, including the means by which a partnership can avail itself of the alternative methods and the manner in which the alternative methods may apply to REITs, will be determined through yet-to-be-proposed Treasury Regulations. Therefore, it is not clear at this time what effect this new legislation will have on us or any partnership of which we are a partner. However, it is possible that in the future, we or any partnership of which we are a partner, or both, could be subject to, or otherwise bear the economic burden of, federal income tax, interest, and penalties resulting from a federal income tax audit as a result of the changes enacted by the Bipartisan Budget Act of 2015.

UNDERWRITING

        Morgan Stanley & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series B Preferred Stock set forth opposite that underwriter's name.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC	3,500,000
UBS Securities LLC	3,500,000
J.P. Morgan Securities LLC	1,500,000
Keefe, Bruyette & Woods, Inc	1,500,000
Total	10,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        The underwriters initially propose to offer the shares of Series B Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $0.50 per share below the public offering price. Any underwriters may allow, and such dealers may re-allow, a concession not in excess of $0.45 per share to other underwriters or to certain dealers. If the shares are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,500,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, UBS Securities LLC, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., dispose of or hedge any shares of Series B Preferred Stock or other preferred stock or any securities convertible into or exchangeable for shares of Series B Preferred Stock or other preferred stock.

        The Series B Preferred Stock has not been rated. No current market exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol "TWO PRB". If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series B Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series B Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Underwriting discount paid by us	$0.7875	$7,875,000	$9,056,250
Proceeds, before expenses, to us	$24.2125	$242,125,000	$278,443,750

        We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts, will be approximately $350,000.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

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  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

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  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

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  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

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  Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

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  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

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  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        We expect that delivery of the shares of Series B Preferred Stock will be made to investors on or about July 19, 2017, which will be the fifth business day following the date of the pricing term sheet (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series B Preferred Stock on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade shares of Series B Preferred Stock during such period should consult their advisors.

        The underwriters and their affiliates may also make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        Certain of the underwriters and/or their affiliates have from time to time entered, and may in the future enter, into master repurchase agreements, master securities forward transaction agreements, international swaps and derivative agreements and other similar agreements for the financing of our target assets. Additionally, certain of the underwriters and/or their affiliates currently or in the future may provide prime brokerage services to the company and/or affiliates of the company.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Stinson Leonard Street LLP, Minneapolis, Minnesota, including the validity of the offered securities. Certain tax matters in connection with this offering will be passed upon for us by Dentons US LLP, New York, New York, including the qualification of our company as a REIT for U.S. federal income tax purposes.

        In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus supplement captioned "Supplemental U.S. Federal Income Tax Considerations" and of the accompanying prospectus captioned "U.S. Federal Income Tax Considerations" will be reviewed by Dentons US LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus supplement is qualified in its entirety by such other information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available for inspection and copying at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, are also available to you on the SEC's website at www.sec.gov. We also maintain a website on the Internet with the address of www.twoharborsinvestment.com where you can find additional information. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus supplement, the accompanying prospectus, or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement, the accompanying prospectus or in the documents listed below that are incorporated by reference. We have filed the documents listed below with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

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  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017;

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  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive Proxy Statement for our 2017 Annual Stockholders Meeting;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 4, 2017;

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  Our Current Reports on Form 8-K filed on January 12, 2017, January 19, 2017, March 13, 2017, March 29, 2017, April 6, 2017, May 18, 2017, June 23, 2017 and June 28, 2017; and

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  The description of our common stock included in our Registration Statement on Form 8-A filed on February 10, 2011.

        All documents we file (but not furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of those documents.

        We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Secretary, Two Harbors Investment Corp., 590 Madison Avenue, 36th Floor, New York, New York 10022, or (612) 629-2500.

PROSPECTUS

Two Harbors Investment Corp.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities

We may offer, issue and sell, from time to time, shares of our common stock, preferred stock, depositary shares and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings. We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "TWO."

We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, ownership of shares of our common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock and 9.8% by value or by number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our stock.

Our principal office is located at 590 Madison Avenue, 36th Floor, New York, New York 10022. Our telephone number is (612) 629-2500.

Investing in our securities involves risk. You should carefully consider the information referred to under the caption "Risk Factors" on page 2 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2015

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

        When used in this prospectus, the terms "Two Harbors," "company," "issuer," "registrant," "we," "our," and "us" refer to Two Harbors Investment Corp. and its consolidated subsidiaries, unless otherwise specified.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and that are subject to the safe harbors created by such sections. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "target," "believe," "intend," "seek," "plan," "goals," "future," "likely," "may," and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, the information referred to on page 2 of this prospectus under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as in the other information contained or incorporated by reference in this prospectus or in any prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.

        Important factors, among others, that may affect our actual results include:

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  changes in interest rates and the market value of our target assets;

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  changes in prepayment rates of mortgages underlying our target assets;

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  the occurrence, extent and timing of credit losses within our portfolio;

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  our exposure to adjustable-rate and negative amortization mortgage loans underlying our target assets;

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  the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers;

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  the concentration of the credit risks we are exposed to;

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  legislative and regulatory actions affecting our business;

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  the availability and cost of our target assets;

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  the availability and cost of financing for our target assets, including repurchase agreement financing, lines of credit and financing through the Federal Home Loan Bank of Des Moines, or the FHLB;

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  declines in home prices;

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  increases in payment delinquencies and defaults on the mortgages comprising and underlying our target assets;

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  changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale;

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  changes in the values of securities we own and the impact of adjustments reflecting those changes on our statements of comprehensive income and balance sheets, including our stockholders' equity;

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  our ability to generate cash flow from our target assets;

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  changes in our investment, financing, and hedging strategies and the new risks to which those changes may expose us;

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  changes in the competitive landscape within our industry, including changes that may affect our ability to attract and retain personnel;

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  our ability to build and maintain successful relationships with loan originators;

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  our ability to acquire mortgage loans in connection with our mortgage loan conduit program;

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  our ability to securitize the mortgage loans that we acquire;

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  our exposure to legal and regulatory claims, including litigation arising from our involvement in securitization transactions and investments in mortgage servicing rights, or MSR;

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  our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers;

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  our ability to successfully diversify our business into new asset classes, including commercial real estate debt, and manage the new risks to which they may expose us;

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  our ability to manage various operational and regulatory risks associated with our business;

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  interruptions in or impairments to our communications and information technology systems;

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  our ability to maintain appropriate internal controls over financial reporting;

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  our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio;

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  our ability to maintain our REIT qualification for U.S. federal income tax purposes; and

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  limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

        All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Before you make an investment decision, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus and the documents incorporated herein by reference, may adversely affect us.

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PROSPECTUS SUMMARY

        This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our securities. You should read this entire prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Our Company

        Two Harbors Investment Corp. is a Maryland corporation focused on investing in, financing and managing residential mortgage-backed securities, or RMBS, residential mortgage loans, mortgage servicing rights, or MSR, commercial real estate debt and related assets and other financial assets, which we collectively refer to as our target assets. We operate as a real estate investment trust, or REIT, as defined under the Internal Revenue Code of 1986, as amended, or the Code.

        We are externally managed and advised by PRCM Advisers LLC, or PRCM Advisers, which is a wholly owned subsidiary of Pine River Capital Management L.P., or Pine River, a global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors.

        Our objective is to provide attractive risk-adjusted total return to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We selectively acquire and manage an investment portfolio of our target assets, which is constructed to generate attractive returns through market cycles. We focus on asset selection and implement a relative value investment approach across various sectors within the mortgage market. Our target assets include the following:

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  Agency RMBS, meaning RMBS whose principal and interest payments are guaranteed by the Government National Mortgage Association (or Ginnie Mae), the Federal National Mortgage Association (or Fannie Mae), or the Federal Home Loan Mortgage Corporation (or Freddie Mac);

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  Non-Agency RMBS, meaning RMBS that are not issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

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  Residential mortgage loans;

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  MSR;

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  Commercial real estate debt and related assets; and

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  Other financial assets comprising approximately 5% to 10% of the portfolio.

        We seek to deploy moderate leverage as part of our investment strategy. We generally finance our RMBS and mortgage loan assets through short- and long-term borrowings structured as repurchase agreements and advances from the Federal Home Loan Bank of Des Moines, or the FHLB. We do not currently finance our MSR assets, but may in the future if we determine financing is available on terms we believe are favorable to us.

        We have elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we are required to meet certain investment and operating tests and annual distribution requirements. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders, do not participate in prohibited transactions and maintain our intended qualification as a REIT. However, certain activities that we may perform may cause us to earn income which will not be qualifying income for REIT purposes. We have designated certain of our subsidiaries as taxable REIT subsidiaries, or TRSs, as defined in the Code, to engage in such activities, and we may form additional TRSs in the future. We also operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

        Our headquarters are located at 590 Madison Avenue, 36th Floor, New York, New York 10022 and our telephone number is (612) 629-2500. We maintain a website at www.twoharborsinvestment.com; however, the information found on our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves a number of risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find More Information," below.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
(dollars in thousands)	2014	2013	2012	2011	2010
Net income (loss) attributable to common stockholders	$167,139	$579,039	$291,906	$127,432	$35,755
Fixed charge (interest expense)	107,450	100,407	72,106	22,709	4,421

Earnings adjusted	$274,589	$679,446	$364,012	$150,141	$40,176
Ratio of earnings to fixed charges	2.6x	6.8x	5.0x	6.6x	9.1x

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds received from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement for the purchase of our target assets, including RMBS, residential mortgage loans, MSR, commercial real estate debt and related assets and other financial assets, in each case subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification, and for general corporate purposes.

        Unless otherwise indicated in an accompanying prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

 DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the rights and preferences of our capital stock. While we believe that the following descriptions cover the material terms of our capital stock, the descriptions may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 900,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of April 30, 2015, there were 366,576,359 shares of common stock issued and outstanding, and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

        All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        All issued and outstanding shares of our common stock have been issued by us and do not represent any interest in or obligation of Pine River. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock do not benefit from any insurance guaranty association coverage or any similar protection.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, and directors are elected by a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, our Bylaws provide that, in the event that the Company's Secretary determines that, as of the record date for the stockholders' meeting, the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. In such case, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be cast.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

  Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Shares of Preferred Stock

        The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended and restated, bylaws, as amended and restated, and any articles supplementary to our charter, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of our common stockholders.

        The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:

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  the title and stated value of the preferred stock;

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  the voting rights of the preferred stock, if applicable;

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  the preemptive rights of the preferred stock, if applicable;

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  the restrictions on alienability of the preferred stock, if applicable;

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  the number of shares offered, the liquidation preference per share and the offering price of the shares;

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  liability to further calls or assessment of the preferred stock, if applicable;

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  the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  the procedures for any auction and remarketing for the preferred stock;

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  the provision for a sinking fund, if any, for the preferred stock;

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  the provision for and any restriction on redemption, if applicable, of the preferred stock;

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  the provision for and any restriction on repurchase, if applicable, of the preferred stock;

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  any listing of the preferred stock on any securities exchange;

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  the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price(or manner of calculation) and conversion period;

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  the terms under which the rights of the preferred stock may be modified, if applicable;

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  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

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  a discussion of certain material federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

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  any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

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  any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of stock and to the express terms of any class or series of stock outstanding at the time, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, among other things, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares. Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

        The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

        Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders' addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

        On the redemption date:

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  all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

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  we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

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  all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

        When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder's depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

        Depositary shares will not themselves be convertible into common stock or any other securities or property of the company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        The company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

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  would materially and adversely alter the rights of the holders of depositary shares; or

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  would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

        Subject to exceptions in the deposit agreement and except in order to comply with applicable law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

        We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if:

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  the termination is necessary to preserve our REIT status; or

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  a majority of each series of preferred stock affected by the termination consents to the termination.

        In addition, a deposit agreement will automatically terminate if:

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  we have redeemed all underlying preferred stock subject to the agreement;

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  a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

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  each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock. Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the company nor a depositary will be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

        The company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

        The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

        The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

 DESCRIPTION OF DEBT SECURITIES

General

        The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

        The senior debt securities will be issued under an indenture between us and a Senior Indenture Trustee, referred to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and a Subordinated Indenture Trustee, referred to as the subordinated indenture and, together with the senior indenture, the indentures. The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption "—Ranking and Subordination—Subordination." In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

        The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

        The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

        The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

  •
  the title of the debt securities of such series;

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  the person to whom any interest on a debt security of such series is payable, if other than the registered holder at the close of business on the regular record date for such interest;

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  the date or dates on which the principal amount of the debt securities of such series is payable;

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  the rate or rates (or manner of calculation thereof) at which the debt securities of such series will bear interest, if any, the date or dates from which interest will accrue and the interest payment dates and regular record dates for the debt securities of such series;

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  the place or places where the principal of and any premium and interest on debt securities of such series is payable;

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  the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities of such series may be redeemed or repaid at the company's option or the option of the holder of such debt securities;

  •
  the obligation, if any, of the company to purchase the debt securities of such series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities of such series will be purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of such series will be issuable;

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  provisions, if any, with regard to the conversion or exchange of the debt securities of such series, at the option of the holders of such debt securities or the company, as the case may be, for or into new securities of a different series or other securities;

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  if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities of such series will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

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  if the principal of (and premium, if any) or interest, if any, on the debt securities of such series are to be payable, at the election of the company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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  if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of such series may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

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  any limit upon the aggregate principal amount of the debt securities of such series which may be authenticated and delivered under the applicable indenture;

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  provisions, if any, related to the exchange of the debt securities of such series, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

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  provisions, if any, relating to the appointment by us of an authenticating agent other than in the location of the office of the Trustee, with power to act on behalf of the Trustee with respect to the authentication and delivery of a series of debt securities in connection with such transactions as are specified in the indenture or any prospectus supplement;

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  the portion of the principal amount of the debt securities of such series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, as more fully described under the section "—Events of Default, Notice and Waiver" below;

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  any event of default with respect to the debt securities of such series, if not set forth in the applicable indenture, and any additions, deletions or other changes to the events of default set forth in the applicable indenture that shall be applicable to the debt securities of such series;

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  any covenant solely for the benefit of the debt securities of such series and any additions, deletions or other changes to the provisions of the applicable indenture more fully described under the section "—Consolidation, Merger, Conveyance or Transfer on Certain Terms" below, under the section "—Certain Covenants" below, the section of the applicable indenture containing the defined terms or any definitions relating to such provisions of the applicable indenture that would otherwise be applicable to the debt securities of such series;

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  if the provisions of the applicable indenture more fully described under the section "—Defeasance" below will not be applicable to the debt securities of such series, and if such provisions shall be applicable to any covenant or event of default specified in the prospectus supplement relating to such series of debt securities that has not already been established in the applicable indenture;

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  whether the debt securities of such series will be issued in whole or in part in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the terms and conditions, if any, upon which such global securities may be exchanged for other securities;

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  if the debt securities of such series will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

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  with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities of such series; and

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  any other specific terms.

        We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

        Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

        Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the regular record date as specified in the applicable debt security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination

  General

        The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors' current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

  Ranking of Debt Securities

        The senior debt securities described in this prospectus will be unsecured, senior obligations of the company and will rank equally with the company's other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations of the company and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

  Subordination

        If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except for certain sinking fund payments made in connection with the redemption of debt securities prior to such default and except for payments made in connection with a defeasance with monies deposited with the Trustee prior to such default. In addition, upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.

        The term "Senior Indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

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  all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

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  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors' guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

        Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

        Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S. or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

  (2)
  immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

  (3)
  we have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in paragraphs (1) and (2) above and that all conditions precedent relating to such transaction have been complied with.

        Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

        Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

        Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Certain Definitions

        The following are certain of the terms defined in the indentures:

        "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

        "Subsidiary" means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

        Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at the price specified in the debt security at which it is to be redeemed. If specified in the applicable prospectus supplement for a series of debt securities, we may rescind the redemption of such debt securities upon the occurrence of any of the following: (a) a general suspension of trading or limitation on prices for securities on the securities exchange on which the shares of our stock are traded for more than 6.5 consecutive trading hours, (b) the decline of the Dow Jones Industrial Average or the S&P 500 (or any successor index) by more than certain percentages; (c) a banking moratorium or suspension of payments in respect of banks declared by federal or state authorities; or (d) an act of terrorism or commencement of war or armed hostilities or other national or international calamity involving the United States which in our reasonable judgment could have a material adverse effect on the market for our common stock.

        On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and any right to convert such debt securities shall terminate. On or before the redemption date, we shall deposit with a paying agent or the applicable Trustee, or segregate and hold in trust, money sufficient to pay the Redemption Price of the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

        Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, at our option,

  (a)
  we and any applicable guarantors will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

  (b)
  (i) we need not comply with certain covenants contained in the indenture and any prospectus supplement relating to such debt securities, including covenants relating to maintaining our legal existence and complying with certain restrictions on our ability to consolidate or merger with, or transfer our properties and assets substantially as an entirety to, another person, (ii) the guarantors will be released from the guarantees and (iii) certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of that series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if:

  (1)
  we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series;

  (2)
  no event of default or event (including such deposit) which with notice or lapse of time would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit);

  (3)
  we deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS;

  (4)
  we deliver to the Trustee an officers' certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others;

  (5)
  we deliver to the Trustee an officers' certificate stating that all conditions precedent set forth in the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been satisfied; and

  (6)
  we deliver to the Trustee an opinion of counsel to the effect that the satisfaction and discharge of the indenture with respect to the debt securities of such series is authorized and permitted under the indenture and all conditions precedent set forth in the indenture relating to such satisfaction and discharge have been satisfied.

Events of Default, Notice and Waiver

        Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable; provided, that upon the occurrence of an event of default due to bankruptcy or insolvency proceedings, such amounts shall be immediately due and payable without action by the Trustee or the holders of such series of debt securities.

        Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an "Event of Default" in respect of any series will be defined in the indentures as being any one of the following events:

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  default for 30 days in payment of any interest with respect to such series;

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  default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

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  default for 90 days after written notice to us by the Trustee thereunder or to us and the Trustee by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

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  certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

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  any other event of default specified in the prospectus supplement for a series of debt securities.

        Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

        Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

        Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

        Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind, on behalf of the holders of all debt securities of such series, a declaration of acceleration resulting from an Event of Default with respect to the debt securities of such series except, among other things, a declaration of acceleration resulting from an Event of Default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

        Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

        Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

  (1)
  to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor's obligations under the applicable indenture and the debt securities of any series;

  (2)
  to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

  (3)
  to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

  (4)
  to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

  (5)
  to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

  (6)
  to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

  (7)
  to provide any additional Events of Default;

  (8)
  to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

  (9)
  to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

  (10)
  to secure any series of debt securities;

  (11)
  to add guarantees in respect of any series or all of the debt securities;

  (12)
  to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

  (13)
  to make any other change that does not adversely affect the rights of the holders of the debt securities.

        No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

        Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of each of the holders of affected debt securities, among other things:

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  change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be, or alter the provisions of the indenture so as to adversely affect the terms, if any, of conversion of any series of debt securities into our common stock or other marketable securities;

  •
  reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

  •
  modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

  •
  amend or modify certain provisions of the indenture relating to guarantees, if any, and the obligations of guarantors thereunder; or

  •
  impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

        In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

        The Trustee shall be named in the applicable prospectus supplement.

Governing Law

        The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

        We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

        We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order for us to qualify as a REIT under the Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the "ownership limits." A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a "purported beneficial transferee" if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a "purported record transferee" if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.

        The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limit.

        Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in any tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.

        In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons or entities and decrease the ownership limits for all others; provided, however, that any decrease will be effective as to existing holders who own common stock or total shares of stock, as applicable, in excess of such decreased ownership limit as described below; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person's or entity's percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of such ownership limit.

        Our charter provisions further prohibit:

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  any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice of such event to us immediately or, in the case of a proposed or attempted transaction, at least 15 days prior to such proposed or attempted transaction, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the charitable beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

        Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we or our designee accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

        The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

        However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

        If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of our capital stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the aggregate share ownership limit. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

 CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND TWO HARBORS' CHARTER AND BYLAWS

        The following summary description of certain provisions of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

        Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors. However, our Bylaws provide that, in the event that the Company's Secretary determines that, as of the record date for the stockholders' meeting, the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. In such case, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be cast.

Removal of Directors

        Our charter provides that a director may be removed, with or without cause, only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the most recent date on which that the interested stockholder became an interested stockholder. Our board of directors may provide that the board's approval is subject to compliance with any terms and conditions determined by the board. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and Pine River or its affiliates. In addition, in the future our board of directors may by resolution exempt business combinations between us and any other person, provided that such resolution is adopted prior to the most recent date on which the applicable interested stockholder becomes an interested stockholder. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and such persons. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares or of the power to direct the exercise of voting power of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        Our charter provides that, pursuant to Subtitle 8, vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

        Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Two Harbors

        Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer of ours who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of ours and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating agreements of our subsidiaries provide that we, as managing member, and our officers and directors are indemnified to the fullest extent permitted by law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to the qualification and taxation of Two Harbors as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section, references to "Two Harbors," "our," "us" or "we" mean only Two Harbors Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity's applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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  U.S. expatriates;

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  persons who mark-to-market our common stock;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies (or RICs);

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  REITs;

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  trusts and estates;

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  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Code;

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  persons holding their interest in us through a partnership or similar pass-through entity;

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  persons holding a 10% or more (by vote or value) beneficial interest in us;

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  tax-exempt organizations; and

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  non-U.S. stockholders (as defined below, and except as otherwise discussed below).

        This summary assumes that holders hold our common stock and warrants as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF TWO HARBORS COMMON STOCK.

U.S. Federal Income Tax Considerations of Two Harbors as a REIT

Taxation of Two Harbors—General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2009. We believe that we have been organized and intend to operate in a manner that allows us to continue to qualify for taxation as a REIT under the Code.

        The law firm of Dentons US LLP has acted as our counsel for tax matters in connection with this registration. We have received an opinion of Dentons US LLP to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Dentons US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Dentons US LLP is conditioned upon factual representations and covenants made by our management and the management of PRCM Advisers, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Dentons US LLP or us that we will so qualify for any particular year. Dentons US LLP will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Dentons US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under "—Requirements for Qualification as a REIT." While we believe that we will continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See "—Taxation of Taxable U.S. Stockholders."

        Stockholders who are individual U.S. stockholders (as defined below) are generally taxed on qualifying corporate dividends at a maximum rate of 20%, thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Taxable U.S. Stockholders."

        Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

  •
  We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification as a REIT."

  •
  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. For tax years 2009 and 2010, the 10-year period described above is reduced to seven years, and for tax year 2011, the 10-year period is reduced to five years.

  •
  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

  •
  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

        In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified entities);

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

  Ownership of Partnership Interests

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as an asset and as an item of income for us for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

  Disregarded Subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Gross Income Tests."

  Taxable REIT Subsidiaries

        A REIT, in general, will jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        We and a number of subsidiaries have jointly elected for each of such subsidiaries to be treated as a TRS. This election allows each such subsidiary to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Taxation of Taxable U.S. Stockholders" and "—Annual Distribution Requirements."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

        In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

  Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income to us.

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

        We may purchase Agency RMBS through to be announced securities, or TBAs, and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.

  Dividend Income

        We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

  Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

  Failure to Satisfy the Gross Income Tests

        We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Phantom Income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that we will invest in assets, including mortgage-backed securities, requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as "phantom income." We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of its gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, we may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

        In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  •
  90% of our "REIT taxable income" (computed without regard to the deduction for dividends paid and our net capital gains); and

  •
  90% of the net income (after tax), if any, from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, "original issue discount," or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

        Net income we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

        In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20% and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock or warrants who for U.S. federal income tax purposes is:

  •
  a citizen or resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

  Distributions

        Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions. A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her "net investment income" for the relevant taxable year or (ii) the excess of his or her modified gross income for the taxable year over a certain threshold amount depending on the individual's U.S. federal income tax filing status. A similar regime applies to certain estates and trusts. Net investment income generally would include dividends on our common stock and gain from the sale of our common stock.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (a)
  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

  (b)
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

  (c)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a "qualifying foreign corporation" and specified holding period requirements and other requirements are met.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of Two Harbors—General" and "—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

  Dispositions of Our Common Stock

        In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

  Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to excess inclusion income, distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock or warrants who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders.

  General

        For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on certain REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

  Ordinary Dividends

        The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

  Other U.S. Federal Income Tax Withholding and Reporting Requirements

        The FATCA provisions of the Code impose withholding taxes on certain types of payments to (i) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (ii) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our common stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Withholding under this legislation on withholdable payments to foreign financial institutions and non-financial foreign entities is expected to apply after December 31, 2016 with respect to gross proceeds of a disposition of property that can produce U.S. source interest or dividends and certain other sources of income, and currently applies with respect to other withholdable payments.

  Non-Dividend Distributions

        Unless (i) our common stock constitutes a U.S. real property interest (or USRPI) or (ii) either (a) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (b) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount realized by the stockholder less any amount treated as ordinary dividend income.

  Capital Gain Dividends

        Under FIRPTA, a distribution made by us to a non-U.S. stockholder (including a foreign sovereign), to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year).

  Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S.

        Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of our outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (i) our common stock owned is of a class that is "regularly traded," as defined by the applicable Treasury Regulation, on an established securities market, and (ii) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

        If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

 SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, depositary shares or debt securities, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of the securities by the selling securityholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NYSE rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

        The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, "underwriters" within the meaning of the Securities Act.

        The applicable prospectus supplement will set forth the name of each of the selling securityholders, the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement, the amount to be offered for the selling securityholder's account, and the amount and (if one percent or more) the percentage of the class to be owned by such selling securityholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling securityholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  to or through underwriters or dealers;

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  directly to purchasers;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  to purchasers through agents;

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  in block trades;

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  through a combination of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.

        In addition, we may issue the securities offered by this prospectus as a dividend or distribution to our existing stockholders or other securityholders.

        The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters'

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  the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling securityholders from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares of common stock, the amounts underwritten, and the nature of its obligations to take our shares of common stock will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the

Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

General

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 LEGAL MATTERS

        Certain legal matters in connection with this prospectus will be passed upon for us by Stinson Leonard Street LLP, Minneapolis, Minnesota, including the validity of the offered securities. Certain legal matters in connection with this prospectus will also be passed upon for us by Dentons US LLP, New York, New York, including the qualification of our company as a REIT for U.S. federal income tax purposes.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available for inspection and copying at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus is a part, are also available to you on the SEC's website at www.sec.gov. We also maintain a website on the Internet with the address of www.twoharborsinvestment.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

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  Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2015 Annual Stockholders Meeting;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015;

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  Our Current Report on Form 8-K filed on May 15, 2015; and

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  The description of our common stock included in our Registration Statement on Form 8-A filed on February 10, 2011.

        All documents we file (but not furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents.

        We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Secretary, Two Harbors Investment Corp., 590 Madison Avenue, 36th Floor, New York, New York 10022, or (612) 629-2500.

10,000,000 Shares

7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Morgan Stanley

UBS Investment Bank

J.P. Morgan

Keefe, Bruyette & Woods
                                     A Stifel Company

July 12, 2017